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                                                                     EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 23, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 23, 2002 of Abrams Industries, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

cc:  Mrs. Melinda S. Garrett, Chief Financial Officer,
     Abrams Industries, Inc.